UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 13, 2006
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The following statement was released by Caterpillar Inc. on December 13, 2006. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

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December 13, 2006

FOR IMMEDIATE RELEASE

Caterpillar Inc. Maintains Dividend Rate

PEORIA, Ill. - Underlining the company’s strong financial performance, the Board of Directors of Caterpillar Inc. (NYSE: CAT) today declared a quarterly cash dividend of 30 cents ($0.30) per share on its common stock, payable February 20, 2007, to stockholders of record at the close of business January 22, 2007.

Caterpillar stockholders have benefited from the company’s strong financial performance, with the quarterly dividend increasing 71 percent over the past five years and tripling over the past 10 years. The 30 cent dividend maintains the rate for the previous quarter and is 20 percent higher than a year ago.

“The Caterpillar story is a positive one and has enabled the company to pay attractive dividends which reflect our commitment to rewarding stockholders,” said Caterpillar Chairman and Chief Executive Officer Jim Owens. “This will be the fourth consecutive year of double digit profit growth and the third consecutive year of record sales and profit. Caterpillar stockholders expect a good return on their investment, and we’re proud that the company’s continued profitable growth and earnings stability have delivered on that expectation.”

For more than 80 years, Caterpillar Inc. has been making progress possible and driving positive and sustainable change on every continent. With 2005 sales and revenues of $36.339 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and a wide and growing offering of related services. More information is available at http://www.cat.com.

SAFE HARBOR
Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as "will" and "expect" or other similar words and phrases often identify forward-looking statements made on behalf of Caterpillar. It is important to note that actual results of the company may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, changes in economic conditions, currency exchange rates or political stability; market acceptance of the company's products and services; significant changes in the competitive environment; changes in law, regulations and tax rates; and other general economic, business and financing conditions and factors described in more detail in the company's filings with the Securities and Exchange Commission, including the Form 10-Q filed with the Securities and Exchange Commission on November 2, 2006. We do not undertake to update our forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

December 13, 2006	By:	/s/ James B. Buda

James B. Buda
Vice President